American Eagle Energy Announces Completion of Common Stock Offering

DENVER, CO — October 7, 2013 — American Eagle Energy Corporation (OTCQX: AMZG) (the “Company” or “American Eagle”) announced today that it has completed the sale of 13,709,386 shares of its common stock to the public at $1.70 per share for gross proceeds of approximately $23.3 million. Net proceeds to the Company, after deducting underwriting discounts, commissions and other expenses, were approximately $21.5 million. American Eagle has cash on hand of approximately $30 million and shares outstanding of approximately 68.8 million. Net proceeds of the offering were used to meet certain conditions precedent, including working capital requirements, for the Company to access additional funds under its Morgan Stanley credit facility. The Company used those funds, along with cash on hand, to fund the acquisition of oil and gas assets that was announced earlier today. Net proceeds of the offering, along with remaining cash on hand and expected cash flow from operations, will be used for American Eagle’s capital budget, general corporate purposes, and working capital.

In connection with the common stock offering, Northland Capital Markets and Euro Pacific Capital, Inc. acted as joint book-running managers and KLR Group, LLC acted as co-manager. 'Northland Capital Markets' is the trade name for certain capital markets and investment banking services of Northland Securities, Inc., member FINRA/SIPC.

The underwritten public offering was made pursuant to an effective Registration Statement on Form S-3 previously filed by the Company with the Securities and Exchange Commission. A prospectus supplement and accompanying base prospectus have been filed with the Securities and Exchange Commission. Copies of the final prospectus supplement and accompanying base prospectus related to the offering may be obtained by contacting Northland Capital Markets at 45 South 7th Street, Suite 2000, Minneapolis, MN 55402, or by calling toll free (800) 851-2920, or by email at cgoltermann@northlandcapitalmarkets.com, or Euro Pacific Capital, Inc., 1201 Dove Street, Suite 200, Newport Beach, CA 92660, phone (949) 863-9500.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful.

ABOUT AMERICAN EAGLE ENERGY CORPORATION

American Eagle Energy Corporation is an independent exploration and production operator that is focused on acquiring acreage and developing wells in the Williston Basin of North Dakota, targeting the Bakken and Three Forks shale oil formations. The Company is based in Denver, CO. More information about American Eagle can be found at www.americaneagleenergy.com or by contacting investor relations at 303-798-5235 or ir@amzgcorp.com. Company filings with the Securities and Exchange Commission can be obtained free of charge at the SEC’s internet site at www.sec.gov.

SAFE HARBOR

This press release may contain forward-looking statements regarding future events and the Company’s future results that are subject to the safe harbors created under the Securities Act of 1933 (the “Securities Act”) and the Securities Exchange Act of 1934 (the “Exchange Act”). All statements other than statements of historical facts included in this press release regarding the Company’s financial position, business strategy, plans and objectives of management for future operations, industry conditions, and indebtedness covenant compliance are forward-looking statements. When used in this report, forward-looking statements are generally accompanied by terms or phrases such as “estimate,” “project,” “predict,” “believe,” “expect,” “anticipate,” “possible,” “target,” “plan,” “intend,” “seek,” “goal,” “will,” “should,” “may” or other words and similar expressions that convey the uncertainty of future events or outcomes. Items contemplating or making assumptions about, actual or potential future sales, market size, collaborations, and trends or operating results also constitute such forward-looking statements.

Forward-looking statements involve inherent risks and uncertainties and important factors (many of which are beyond the Company’s control) that could cause actual results to differ materially from those set forth in the forward-looking statements, including the following: general economic or industry conditions, nationally and/or in the communities in which the Company conducts business, changes in the interest rate environment, legislation or regulatory requirements, conditions of the securities markets, our ability to raise capital, changes in accounting principles, policies, or guidelines, financial or political instability, acts of war or terrorism, other economic, competitive, governmental, regulatory and technical factors affecting the Company’s operations, products, services, and prices.

The Company has based these forward-looking statements on its current expectations and assumptions about future events. While management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory, and other risks, contingencies, and uncertainties, most of which are difficult to predict and many of which are beyond the Company’s control. The Company does not assume any obligations to update any of these forward-looking statements.

INVESTOR RELATIONS CONTACT:

Marty Beskow

Vice President of Capital Markets and Strategy

American Eagle Energy Corporation

303-798-5235

ir@amzgcorp.com

www.americaneagleenergy.com

Brad Holmes

EnergyIR

713-654-4009

B_holmes@att.net